Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2021, with respect to the consolidated financial statements (and financial statement schedule IV – Mortgage Loans on Real Estate) of Angel Oak Mortgage, Inc. and subsidiaries, incorporated herein by reference in the Registration Statement on Form S-8.

/s/ KPMG LLP

Atlanta, Georgia

June 21, 2021